Exhibit 1

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) (the “Statement”) with respect to the common shares of beneficial interest, par value $0.01 per share, of KKR FS Income Trust. This Joint Filing Agreement shall be filed as an Exhibit to such Statement. Each of the undersigned hereby agrees that, unless differentiated, this Statement is filed on behalf of each of the parties.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

EXECUTED as of this 31st day of May, 2023.

FRANKLIN SQUARE HOLDINGS, L.P.

By:	/s/ Michael C. Forman
Name: Michael C. Forman
Title: Chief Executive Officer

FSH SEED CAPITAL VEHICLE I LLC

By: Franklin Square Holdings, L.P., as Sole Member

By:	/s/ Michael C. Forman
Name: Michael C. Forman
Title: Chief Executive Officer

/s/ Michael C. Forman
Michael C. Forman

/s/ David J. Adelman
David J. Adelman